Norfolk Southern Corporation Long-Term Incentive Plan

Inducement Award Agreement

Restricted Stock Units

This AGREEMENT dated as of <Date> (Award Date), between NORFOLK SOUTHERN CORPORATION (Corporation), a Virginia corporation, and MARK R. GEORGE (Participant).

1.     Award Contingent Upon Execution of this Agreement and of Non-Compete. This Award is contingent upon the Participant’s execution of this Agreement and the associated non-compete agreement, which is a condition precedent to this Award. This Award shall be void, and the Participant shall not be entitled to any rights hereunder, unless the Participant executes the non-compete agreement on or before November 5, 2019, and thereafter fully complies with its terms.

2.     Terms of Plan Govern. Each Award made hereunder is made pursuant to the Norfolk Southern Corporation Long-Term Incentive Plan (Plan), all the terms and conditions of which are deemed to be incorporated in this Agreement and which forms a part of this Agreement. The Participant agrees to be bound by all the terms and provisions of the Plan and by all determinations of the Committee thereunder. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.

3.     Award of Restricted Stock Units. The Corporation hereby grants to the Participant on Award Date <#_of_RSUs> Restricted Stock Units. Each Restricted Stock Unit is a contingent right to receive a Restricted Stock Unit Share, subject to the restrictions and other terms and conditions set forth in the Plan and this Agreement. Each Restricted Stock Unit shall equal the Fair Market Value of one share of the Common Stock of the Corporation on the date all applicable restrictions lapse.

The Participant’s Award of Restricted Stock Units shall be recorded in a memorandum account. The Participant shall have no beneficial ownership interest in the Common Stock of the Corporation represented by the Restricted Stock Units awarded. The Participant shall have no right to vote the Common Stock represented by the Restricted Stock Units awarded or to receive dividends, except for Dividend Equivalent payments as set forth below.

(a)   Restriction Periods. The Restricted Stock Units are subject to Restriction Periods which shall terminate ratably in three installments, with the first Restriction Period terminating on the second anniversary of the On-Cycle Award Date, and the subsequent Restriction Periods terminating on the third and fourth anniversaries of the On-Cycle Award Date, or if Corporation’s Common Stock is not traded on any such termination date, on the next date on which the Corporation’s Common Stock is traded. If the termination of a Restriction Period will result in a fractional share, then the amount shall be rounded down to the nearest whole share and the Restriction Period for all fractional shares shall terminate upon the expiration of the last Restriction Period for the Award. For purposes of this Agreement, “On-Cycle Award Date” shall mean the Award Date for RSUs awarded in January of the current year.

(b)   Restrictions. Until the expiration of the Restriction Period or the lapse of restrictions in the manner provided in paragraph 3(c) of this Agreement, Restricted Stock Units shall be subject to the following restrictions:

i.      the Participant shall not be entitled to receive the Restricted Stock Unit Shares to which the Participant may have a contingent right to receive in the future;

ii.      the Restricted Stock Units may not be sold, transferred, assigned, pledged, conveyed, hypothecated, used to exercise options or otherwise disposed of; and

iii.      the Restricted Stock Units may be forfeited immediately as provided in this Agreement and in the Plan.

(c)   Forfeiture of Restricted Stock Units.

i.      If the Participant’s employment is terminated for any reason other than Retirement, Disability, death or Involuntary Termination (as defined herein), any Restricted Stock Units that are subject to a Restriction Period shall be forfeited immediately without further obligation on the part of the Corporation or any Subsidiary Company, and all rights of the Participant with respect to such Restricted Stock Units shall terminate. If the Participant is granted a leave of absence before the expiration of the Restriction Period, the Participant shall not forfeit any rights with respect to any Restricted Stock Units subject to the Restriction Period, except for Dividend Equivalent Payments as provided in Section 4 of this Agreement, unless the Participant’s employment with the Corporation or a Subsidiary Company terminates at any time during or at the end of the leave of absence and before the expiration of the Restriction Period, at which time all rights of the Participant with respect to such Restricted Stock Units shall terminate without further obligation on the part of the Corporation or any Subsidiary Company.

ii.      For purposes of this Agreement, Involuntary Termination will mean termination of Participant’s employment by the Corporation other than for Cause. Cause will mean the Participant’s (1) indictment, conviction or plea of nolo contendere to any felony, (2) theft, fraud or embezzlement resulting in gain or personal enrichment to the Participant, or (3) failure or refusal to substantially perform his duties for the Corporation.

iii.        Notwithstanding any provision of this Agreement to the contrary, if the Participant’s employment is terminated by reason of the Retirement, Disability, or Involuntary Termination of the Participant and the Participant Engages in Competing Employment within a period of two years following Retirement, Disability, or Involuntary Termination and before the expiration of the Restriction Period, then any Restricted Stock Units subject to a Restriction Period shall be forfeited immediately and all rights of the Participant to such Units shall terminate without further obligation on the part of the Corporation or any Subsidiary Company.

A Participant “Engages in Competing Employment” if the Participant works for or provides services for any Competitor, on the Participant’s own behalf or on behalf of others, including, but not limited to, as a consultant, independent contractor, director, owner, officer, partner, joint venturer, or employee. For this purpose, a “Competitor” is any entity in the same line of business as the Corporation in North American markets in which the Corporation competes, including, but not limited to, any North American Class I rail carrier, any other rail carrier competing with the Corporation (including without limitation a holding or other company that controls or operates or is otherwise affiliated with any rail carrier competing with the Corporation), and any other provider of transportation services competing with Corporation, including motor and water carriers.

Moreover, notwithstanding any provision of this Agreement to the contrary, the Restricted Stock Units shall be forfeited immediately and all rights of the Participant to such Units shall terminate if:

A.	the Participant’s employment is terminated by reason of the Retirement or Disability of the Participant before the expiration of the Restriction Period, and

B.	it is determined that the Participant engaged in any of the following:

1.	the Participant engaged in an act of fraud, embezzlement or theft in connection with the Participant’s duties or in the course of the Participant’s employment with the Corporation or Subsidiary Company; or

2.	the Participant disclosed confidential information in violation of a confidentiality agreement with the Corporation or a Subsidiary Company, or otherwise in violation of the law.

A determination under this paragraph shall be made by the Committee with respect to a participant who was, at any time, employed at the level of Vice President or above, and this determination shall be made by the Vice President Human Resources with respect to all other participants, and in either situation upon consultation with the Corporation’s chief legal officer.

Participant understands that nothing in this Agreement (1) prohibits or impedes Participant from reporting possible violations of federal law or regulation to any governmental agency or entity (including but not limited to the Department of Justice, the Securities and Exchange Commission (SEC), the Congress, and any agency Inspector General), from making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or from receiving a monetary award from the SEC related to participation in an SEC investigation or proceeding, or (2) requires Participant to obtain prior authorization of the Corporation to make any such reports or disclosures or to notify the Corporation of such reports or disclosures.

(d)   Distribution of Restricted Stock Units.

i.    Restricted Stock Units that are not forfeited as provided above shall vest upon the expiration of each Restriction Period. Notwithstanding the foregoing, if the Participant dies while employed by the Corporation, or the Participant dies after Retirement, Disability, or Involuntary Termination, then the Restricted Stock Units shall all vest upon the Participant’s death, and all the Restricted Periods on the Restriction Stock Units shall lapse immediately.

ii.    Upon each vesting and expiration of the Restriction Periods applicable to the Restricted Stock Units, whole shares of Common Stock of the Corporation equal to the Fair Market Value of the Restricted Stock Units on the date the applicable restrictions of the Restricted Stock Units have lapsed shall be distributed to the Participant or the Participant’s Beneficiary in the event of the Participant’s death, subject to tax withholding as provided in Section 6 of this Agreement.

iii.    The Committee, in its sole discretion, may waive any or all restrictions with respect to Restricted Stock Units. Notwithstanding any waiver, any delivery of Restricted Stock Units to the Participant may not be made earlier than delivery would have been made absent such waiver of restrictions.

4.   Dividend Equivalent Payments. Except as otherwise provided herein, the Corporation shall make to a Participant who holds Restricted Stock Units on the declared record date a cash payment on the number of shares of Common Stock represented by the Restricted Stock Units held by Participant on such record date. The dividend equivalent payment shall be payable on the tenth (10th) day of March, June, September, and December. Each dividend equivalent shall be equal to the regular quarterly dividend declared by the Board of Directors of the Corporation and paid on Common Stock and shall be paid in accordance with the Corporation’s normal dividend payment practice as may be determined by the Committee, in its sole discretion. Dividend equivalent payments shall not be made during a Participant’s leave of absence.

5.     Savings Clause for Rules of Professional Responsibility. Nothing contained in this Agreement will operate or be construed to restrict a lawyer in the practice of law in contravention of Rule 5.6 of the Virginia Rules of Professional Conduct or a similar professional conduct rule applicable to a lawyer who is an active member of any other state bar.

6.     Tax Withholding. The minimum necessary tax withholding obligation with respect to an award of Restricted Stock Units will be satisfied with shares of Common Stock of the Corporation based on the Fair Market Value of the Corporation’s Common Stock on the expiration of the Restriction Period with respect to such Restricted Stock Units, regardless of when any such Common Stock is actually delivered to the Participant’s account. Unless otherwise determined by the Corporation, the value of any fractional share amount created as a result of withholding will be added to the federal tax withholding amount.

7.     Nontransferability. This Agreement and the RSUs granted to the Participant shall not be subject to any assignment, pledge, levy, garnishment, attachment or other attempt to assign or alienate such shares prior to their delivery to Participant, including, without limitation, under any domestic relations order, and any such attempted assignment or alienation shall be null, void and of no effect.

8.     Governing Law. The Participant agrees that this Award shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia without regard to Virginia’s choice of law rules. The Participant consents to the personal jurisdiction of the federal and/or state courts serving the Commonwealth of Virginia and waives any defenses of forum non conveniens. The Participant agrees that any and all initial judicial actions related to this Award shall only be brought in the United States District Court for the Eastern District of Virginia, Norfolk Division or the appropriate state court in the City of Norfolk, Virginia regardless of the place of residence or work location of the Participant at the time of such action.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and the Participant has executed this Agreement by her electronic acceptance hereof, in acceptance of the above-mentioned Award, subject to the terms of the Plan and of this Agreement, all as of the day and year first above written.

By:
NORFOLK SOUTHERN CORPORATION

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